Registration No. 333-07751
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                            POST-EFFECTIVE AMENDMENT

                                    NO. 1 TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                         BARRETT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                                       52-0812977
(State or other jurisdiction of               (IRS Employer Identification No.)
    incorporation or organization)

                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97201
                            Telephone (503) 220-0988
          (Address and telephone number of principal executive offices)

                               WILLIAM W. SHERERTZ
                                    President
                         BARRETT BUSINESS SERVICES, INC.
                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97201
                            Telephone (503) 220-0988
           (Name, address, and telephone number of agent for service)
                          ----------------------------

                                 DEREGISTRATION

        The Registration Statement is hereby amended to deregister the 179,600 shares of common stock, $.01 par value per share, of Barrett Business Services, Inc. (the "Company"), previously registered, none of which have been sold pursuant to the Registration Statement. The Company previously repurchased 159,154 of the shares in accordance with a contractual obligation.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, as of the 31st day of August, 1998.

                                     BARRETT BUSINESS SERVICES, INC.
                                     (Registrant)


                                     By    /s/ Michael D. Mulholland
                                           Michael D. Mulholland
                                           Vice President-Finance

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 31st day of August, 1998.

          Signature                                             Title
          ---------                                             -----

(1) Principal Executive Officer:

WILLIAM W. SHERERTZ*                                 President and Chief Executive Officer


(2) Principal Financial Officer:

/s/ Michael D. Mulholland                            Vice President-Finance
Michael D. Mulholland


(3) Principal Accounting Officer:

JAMES D. MILLER*                                     Controller


(4) A majority of the Board of Directors:

        ROBERT R. AMES*                              Director
        ANTHONY MEEKER*                              Director
        STANLEY G. RENECKER*                         Director
        WILLIAM W. SHERERTZ*                         Director

*By /s/ Michael D. Mulholland
        Michael D. Mulholland
        Attorney-in-fact